SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

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Date of report (Date of earliest event reported): October 19, 2004

SUMMIT PROPERTIES PARTNERSHIP, L.P.
(Exact name of Registrant as specified in its charter)

Maryland	000-22411	56-1857809
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	file number)	Identification No.)

309 E. Morehead Street, Suite 200
Charlotte, North Carolina		28202
(Address of principal executive offices)		(Zip code)

(704) 334-3000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06     Material Impairments

During the three months ended September 30, 2004, Summit Lenox, a 431 unit apartment community located in Atlanta, Georgia, met all six criteria of Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets and for Long-Lived Assets to be Disposed Of,” for held for sale treatment. On October 19, 2004, we executed a letter of intent with a third-party real estate buyer for the purchase of Summit Lenox. We anticipate closing the sale of Summit Lenox during the fourth quarter of 2004 or the first quarter of 2005. The price stated in the letter of intent is less than the carrying value of the related recorded assets and, in accordance with SFAS No. 144, we have recorded an impairment loss of $6.8 million. This amount equates to $0.19 per diluted common unit for the three and nine months ended September 30, 2004. The impairment amount could increase or decrease after the buyer has completed its due diligence. There will be no future cash expenditures related to the impairment above what we normally would pay for customary closing costs and operations pro-rations in connection with Summit Lenox. Although we currently believe that the sale of Summit Lenox is likely to occur within the timeframe described in this report and at substantially the price stated in the letter of intent, there can be no assurance that the sale will occur, or that the sale will occur within the timeframe described in this report or at the price stated in the letter of intent.

Item 8.01	Other Events

Our results of operations for the three and nine months ended September 30, 2004 will include a charge of $1.5 million, or $0.04 per diluted common unit related to the Amendment Agreements among Summit Properties Inc., Summit Management Company (together, the “Companies”) and each of William F. Paulsen and William B. McGuire, Jr. These Amendment Agreements amended existing Employment Agreements among the Companies and each of Messrs. Paulsen and McGuire effective as of July 1, 2004 and were filed as exhibits to our Quarterly Report on Form 10-Q for the six months ended June 30, 2004. The amount of this charge represents the net present value of the estimated payments to be made for administrative support services to the related employees after the term of Mr. Paulsen’s and Mr. McGuire’s respective employment agreements expire in 2011.

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

  SUMMIT PROPERTIES PARTNERSHIP, L.P.
  By: Summit Properties Inc., its General Partner

Date: October 25, 2004	By: /s/ Steven R. LeBlanc
Steven R. LeBlanc
President and Chief Executive Officer